Exhibit 99.1

The Trade Desk Reports Second Quarter Financial Results

LOS ANGELES--(BUSINESS WIRE)--August 8, 2019--The Trade Desk, Inc. (NASDAQ: TTD), a provider of a global technology platform for buyers of advertising, today announced financial results for its second quarter ended June 30, 2019.

“We delivered outstanding performance in the second quarter, once again surpassing our expectations. Q2 revenue growth of 42% accelerated from the 41% growth in Q1. This performance is testament to the increasing trust that major global advertisers are placing in us as they shift more of their advertising dollars to programmatic. For the quarter, revenue was $159.9 million, up 42% from a year ago and adjusted EBITDA increased to a Q2 record of $58 million. We are executing well. The fundamentals of our business are solid, and we continue to scale our business across markets in key growth areas such as CTV,” said Founder and CEO of The Trade Desk, Jeff Green. “In one of our most important initiatives in CTV to date, we recently joined forces with Amazon Publisher Services (APS) to bring programmatic demand to their third-party premium TV content providers. We are in the midst of the digitization and transformation of TV advertising, and we are uniquely positioned to help advertisers and TV content providers become more data driven in everything they do. We are helping to drive transparency across the ad ecosystem, including CTV, which is improving advertiser confidence and driving demand.”

Second Quarter 2019 Financial Highlights:

The following table summarizes our consolidated financial results for the periods ended June 30, 2019 and 2018 ($ in millions, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
GAAP Results
Revenue	$159.9	$112.3	$280.9	$198.0
Increase in revenue year over year	42%	54%	42%	57%
Net Income	$27.8	$19.3	$38.0	$28.4
Diluted EPS	$0.58	$0.43	$0.80	$0.63

Non-GAAP Results
Adjusted EBITDA	$58.0	$36.9	$82.6	$55.8
Adjusted EBITDA Margin	36%	33%	29%	28%
Non-GAAP Net Income	$45.6	$27.2	$68.7	$42.6
Non-GAAP Diluted EPS	$0.95	$0.60	$1.44	$0.95

Second Quarter and Recent Business Highlights Include:

  Continued Omnichannel Spend Growth: Omnichannel solutions remain a strategic focus for The Trade Desk as the industry continues shifting toward transparency and programmatic buying. Specific channel highlights include:
    Total Mobile (in-app, video, and web) was 47% of gross spend for the quarter highlighting the growing scale and importance of this channel to advertisers
    Mobile Video spend grew 50% from Q2 2018 to Q2 2019
    Mobile In-App spend grew 63% from Q2 2018 to Q2 2019
  Newer Channels Delivering Strong Spend Growth: Two of our newest and most promising channels, Connected TV and audio grew multiples faster than The Trade Desk’s larger and more mature channels:
    Connected TV spend grew over 2.5x from Q2 2018 to Q2 2019
    Audio spend grew over 270% from Q2 2018 to Q2 2019
  Strong Customer Retention: Customer retention remained over 95% during the quarter, as it has for the previous 22 quarters.
  Continued Unified ID Momentum: The Trade Desk is committed to enhancing the effectiveness of programmatic advertising by providing a free unified ID solution that allows all parties across the supply chain (SSPs, DSPs, DMPs and data providers) to utilize The Trade Desk’s cookie footprint to increase their own cookie coverage across the global independent internet. During the quarter, new partners adopting unified ID included:
    YIELDONE, the first Japan-based SSP to adopt The Trade Desk’s unified ID solution
    Prebid.org., an industry wide initiative dedicated to creating standardized solutions for programmatic advertising
    Throtle, a leading identity-based data onboarder
    Factual, a location data company
    Tapad, a leading global marketing technology company
  Industry Awards: The Trade Desk won for Best Demand-Side Technology in the inaugural AdExchanger Awards and was named Best Demand Side Platform at the ClickZ Marketing Technology Awards 2019. The Trade Desk was also ranked #2 on the 2019 Best Workplaces in Technology (small and medium companies) by Fortune.

Third Quarter and Revised Full Year 2019 Outlook:

Mr. Green added: “The first half of 2019 is off to a great start. The biggest brands in the world continue to shift their advertising spending to programmatic on our platform. As a result, we are raising our 2019 revenue guidance to be at least $653 million. At the same time, we are continuing to make large investments in areas critical to our future. We now expect our adjusted EBITDA to be $201 million for 2019. The secular tailwind of programmatic is strong. Our focus is on gaining share and revenue growth as this will ultimately maximize profitability over the long-term.”

The Trade Desk is providing its financial targets for the third quarter of 2019 and revised targets for its fiscal year 2019. The Company’s financial targets are as follows:

Third Quarter 2019:

  Revenue of $163 million
  Adjusted EBITDA of $45 million

Full Year 2019

  Revenue of at least $653 million, revised from $645 million
  Adjusted EBITDA of $201 million or about 30.8% of revenue, revised from $188.5 million

Reconciliation of adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges could have a significant and potentially unpredictable, impact on our future U.S. GAAP financial results.

Use of Non-GAAP Financial Information

Included within this press release are the non-GAAP financial measures of Adjusted EBITDA, Non-GAAP net income and Non-GAAP diluted EPS that supplement the Consolidated Statements of Income of The Trade Desk, Inc. (the Company) prepared under generally accepted accounting principles (GAAP). Adjusted EBITDA is earnings before depreciation and amortization, stock-based compensation, interest expense (income), net and provision for income taxes. Non-GAAP net income excludes charges and the related income tax effects for stock-based compensation. Tax rates on the tax-deductible portions of the stock-based compensation expense approximating 30% have been used in the computation of non-GAAP net income and non-GAAP diluted EPS. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Income. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.

Second Quarter Financial Results Webcast and Conference Call Details

  When: August 8, 2019 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time).
  Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/. Following the call, a replay will be available on the company’s website.
  Dial-in: To access the call via telephone in North America, please dial 877-407-0782. For callers outside the United States, please dial 1-201-689-8567. Participants should reference the conference call ID “The Trade Desk Call” after dialing in.
  Audio replay: An audio replay of the call will be available beginning about two hours after the call. To listen to the replay in the United States, please dial 877-481-4010 (replay code: 51622). Outside the United States, please dial 1-919-882-2331 (replay code: 51622). The audio replay will be available via telephone until August 15, 2019.

The Trade Desk, Inc. uses its Investor Relations website (http://investors.thetradedesk.com/investor-overview), its Twitter feed (@TheTradeDesk), LinkedIn page (https://www.linkedin.com/company/the-trade-desk/), and Facebook page (https://www.facebook.com/TheTradeDesk/), and Jeff Green’s Twitter feed (@jefftgreen) and LinkedIn profile (https://www.linkedin.com/in/jefftgreen/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to The Trade Desk’s press releases, SEC filings, public conference calls and webcasts.

About The Trade Desk

The Trade Desk™ is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize digital advertising campaigns across ad formats and devices. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe, and Asia Pacific. To learn more, visit thetradedesk.com or follow us on Facebook, Twitter, LinkedIn and YouTube.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to the industry and market trends, and the Company’s financial targets such as revenue and Adjusted EBITDA. When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenue	$159,924	$112,333	$280,911	$198,001
Operating expenses:
Platform operations	35,330	26,601	68,981	49,498
Sales and marketing	31,072	20,690	53,809	36,720
Technology and development	29,452	19,484	54,764	37,185
General and administrative	32,121	19,396	65,738	38,506
Total operating expenses	127,975	86,171	243,292	161,909
Income from operations	31,949	26,162	37,619	36,092
Total other expense (income), net	(1,420)	1,064	(1,087)	1,764
Income before income taxes	33,369	25,098	38,706	34,328
Provision for income taxes	5,569	5,755	755	5,915
Net income	$27,800	$19,343	$37,951	$28,413
Earnings per share:
Basic	$0.63	$0.46	$0.86	$0.68
Diluted	$0.58	$0.43	$0.80	$0.63
Weighted average shares outstanding:
Basic	44,404	42,174	44,157	41,903
Diluted	47,828	45,242	47,573	44,895

STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Platform operations	$1,331	$1,107	$2,387	$1,903
Sales and marketing	4,831	2,759	8,058	4,724
Technology and development	6,497	2,534	11,433	4,892
General and administrative	8,398	2,858	15,048	5,022
Total	$21,057	$9,258	$36,926	$16,541

THE TRADE DESK, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of
	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$130,590	$207,232
Short-term investments	100,461	—
Accounts receivable, net	830,646	834,764
Prepaid expenses and other current assets	22,319	14,527
Total current assets	1,084,016	1,056,523
Property and equipment, net	43,521	33,046
Operating lease assets	82,711	—
Deferred income taxes	8,460	8,460
Other assets, non-current	20,743	19,843
Total assets	$1,239,451	$1,117,872

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$616,222	$669,147
Accrued expenses and other current liabilities	37,429	44,844
Operating lease liabilities	16,822	—
Total current liabilities	670,473	713,991
Operating lease liabilities, non-current	71,699	—
Other liabilities, non-current	5,058	9,314
Total liabilities	747,230	723,305

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	330,150	270,447
Retained earnings	162,071	124,120
Total stockholders' equity	492,221	394,567
Total liabilities and stockholders' equity	$1,239,451	$1,117,872

THE TRADE DESK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30,
	2019	2018
OPERATING ACTIVITIES:
Net income	$37,951	$28,413
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,277	4,830
Stock-based compensation	36,926	16,541
Bad debt expense	843	1,239
Noncash lease expense	8,935	—
Other	(2,056)	2,725
Changes in operating assets and liabilities:
Accounts receivable	4,987	(50,348)
Prepaid expenses and other assets	(11,960)	(2,702)
Accounts payable	(51,937)	11,220
Accrued expenses and other liabilities	(6,312)	491
Operating lease liabilities	(5,848)	—
Net cash provided by operating activities	20,806	12,409
INVESTING ACTIVITIES:
Purchases of property and equipment	(17,002)	(6,585)
Capitalized software development costs	(2,420)	(2,772)
Purchases of investments	(122,432)	—
Maturities of investments	22,424	—
Net cash used in investing activities	(119,430)	(9,357)
FINANCING ACTIVITIES:
Repayment on line of credit	—	(27,000)
Payment of debt financing costs	(7)	—
Proceeds from exercise of stock options	16,975	3,209
Proceeds from employee stock purchase plan	8,648	7,014
Taxes paid related to net settlement of restricted stock awards	(3,634)	(544)
Net cash provided by (used in) financing activities	21,982	(17,321)
Decrease in cash and cash equivalents	(76,642)	(14,269)
Cash and cash equivalents—Beginning of period	207,232	155,950
Cash and cash equivalents—End of period	$130,590	$141,681

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company’s GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Net income	$27,800	$19,343	$37,951	$28,413
Add back:
Depreciation and amortization expense	4,821	2,579	9,277	4,830
Stock-based compensation expense	21,057	9,258	36,926	16,541
Interest expense (income), net	(1,286)	(32)	(2,283)	124
Provision for income taxes	5,569	5,755	755	5,915
Adjusted EBITDA	$57,961	$36,903	$82,626	$55,823
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
GAAP net income	$27,800	$19,343	$37,951	$28,413
Add back (deduct):
Stock-based compensation expense	21,057	9,258	36,926	16,541
Adjustment for income taxes	(3,291)	(1,364)	(6,208)	(2,390)
Non-GAAP net income	$45,566	$27,237	$68,669	$42,564

GAAP diluted EPS	$0.58	$0.43	$0.80	$0.63
Non-GAAP diluted EPS	$0.95	$0.60	$1.44	$0.95

Weighted average shares outstanding—diluted	47,828	45,242	47,573	44,895

Contacts

Investors
Chris Toth
Vice President Investor Relations, The Trade Desk
ir@thetradedesk.com
310-334-9183

Media
Ian Colley
Vice President Public Relations, The Trade Desk
ian.colley@thetradedesk.com
914-434-3043